CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

THIRD AMENDMENT TO INDUSTRIAL LEASE AGREEMENT

This Third Amendment to Industrial Lease Agreement ("Third Amendment”) is entered into effective as of July 1, 2016 (the “Effective Date”), by and between US INDUSTRIAL REIT III - CONTAINER, a Texas real estate investment trust ("Landlord"), whose address is 9830 Colonnade Boulevard, Suite 600, San Antonio, Texas 78230, as successor in interest to Industrial Developments International, Inc., a Delaware corporation ("IDI”), and 8650 COMMERCE DRIVE, LLC, a Mississippi limited liability company ("Tenant"), whose address is 6 Logue Court, Greenville, SC 29615.

WHEREAS, under that certain Amended and Restated Industrial Lease Agreement dated effective as of December 27, 2007 by and between IDI, as predecessor in interest to Landlord, and Tenant, as amended by that certain First Amendment to Industrial Lease Agreement dated effective as of February 1, 2012 by and between Landlord and Tenant, and as amended by that certain Second Amendment to Industrial Lease Agreement dated effective as of August 1, 2013 by and between Landlord and Tenant (as amended, the "Lease"), Tenant leases approximately 592,956 square feet of space (the "Existing Premises") known as 8650 Commerce Drive, Suite 100 of the building known as Building F in Stateline Business Park, Southaven, DeSoto County, Mississippi, as more particularly described in the Lease;

WHEREAS, Landlord and Tenant desire to amend the Lease to permit Tenant to lease that certain approximately 147,888 square feet of space depicted on Exhibit “A” attached hereto (the “Expansion Premises”);

WHEREAS, Landlord and Tenant desire to extend the term of the Lease as hereinbelow provided;

WHEREAS, Landlord and Tenant desire to amend the Lease upon the terms and conditions more particularly set forth below;

NOW THEREFORE, in consideration of the agreements set forth herein, and the rentals to be paid and the covenants and agreements to be kept and performed by both parties hereto. Landlord and Tenant hereby agree to amend the Lease as follows:

1.	Extension of Term. The Term of the Lease is hereby extended for a period of one hundred twenty (120) months commencing on October 1, 2017 and expiring September 30, 2027 (the “Extended Term”).

2.
Expansion of Demised Premises. Effective as of the Expansion Premises Commencement Date, the Expansion Premises shall constitute a portion of the Demised Premises. From and after the Expansion Premises Commencement Date, the Demised Premises shall consist of and all references to the Demised Premises in the Lease shall be deemed to refer to the Existing Premises and the Expansion Premises as depicted on Exhibit “A” attached hereto. As used herein, “Expansion Premises Commencement Date” shall mean the date that Landlord delivers possession of the Expansion Premises to Tenant, free and clear of personal property and occupants; provided that Landlord shall not be required to deliver free and clear of Existing Tenant’s occupancy if Tenant gives Landlord notice not less than ten (10) days prior to the Expansion Premises Date that Tenant and Existing Tenant have entered into a sublease agreement as more particularly described below in Section 8 of this Third Amendment. Landlord and Tenant acknowledge and agree that the Expansion Premises Commencement Date is currently anticipated to occur on October 1, 2017, however since the Expansion Premises is currently occupied by Crate Services, Inc., a Georgia corporation (“Existing Tenant”), delivery of the Expansion Premises may be delayed by Existing Tenant’s unauthorized holdover in the Expansion Premises. Landlord covenants and agrees to use commercially reasonable efforts to deliver the Expansion Premises to Tenant as soon as is reasonably practicable.

3.	Base Rent. Commencing as of July 1, 2016, the Annual Base Rent and the Monthly Base Rent applicable under the Lease shall be as follows:

Dates	Annual Base Rent	Monthly Base Rent
7/1/2016 – [*****]*	$ [*****]	$ [*****]
[*****] – the later of 9/30/2017 and the day prior to the Expansion Premises Commencement Date	$ [*****]	$ [*****]
From the later of the Expansion Premises Commencement Date and 10/1/2017 – 9/30/2018	$ [*****]	$ [*****]
10/1/2018 – 9/30/2019	$ [*****]	$ [*****]
10/1/2019 – 9/30/2020	$ [*****]	$ [*****]
10/1/2020 – 9/30/2021	$ [*****]	$ [*****]
10/1/2021 – 9/30/2022	$ [*****]	$ [*****]
10/1/2022 – 9/30/2023	$ [*****]	$ [*****]
10/1/2023 – 9/30/2024	$ [*****]	$ [*****]
10/1/2024 – 9/30/2025	$ [*****]	$ [*****]
10/1/2025 – 9/30/2026	$ [*****]	$ [*****]
10/1/2026 – 9/30/2027	$ [*****]	$ [*****]

*Rental Abatement. Provided that no event of default occurs under the Lease, the Base Rent shall be abated for the period between July 1, 2016 and [*****] (the “Base Rent Abatement Period”). All of the remaining terms and conditions of the Lease shall remain in full force and effect during the Base Rent Abatement Period, including, without limitation, Tenant’s obligation to pay all Additional Rent pursuant to the terms of the Lease. If an event of default occurs under the Lease during Tenant’s occupancy, and Landlord subsequently terminates the Lease as a result thereof, the Base Rent abatement provided for herein shall immediately terminate, and the unamortized portion of the Base Rent that has then previously been abated shall immediately become due and payable, with the Base Rent abatement to be amortized over the term on a straight-line basis.

4.	Tenant’s Operating Expense Percentage. From and after the Expansion Premises Commencement Date, Tenant’s Operating Expense Percentage shall be one hundred percent (100%).

5.	Right of First Refusal; Right of First Offer. Sections 8, 9 and 10 of Exhibit C of the Lease are hereby deleted in their entirety.

6.	No Options. Landlord and Tenant acknowledge and agree that Landlord has not granted Tenant (i) any rights of first refusal; (ii) any expansion rights, or (ii) any rights of first offer.

7.
Option to Extend. Tenant's option to extend the Term of the Lease set forth in Section 7 of Exhibit C of the Lease shall remain in full force and effect, and each Option Period described therein shall apply to the Term of the Lease, as extended hereby.

8.
Assignment and Subletting. Notwithstanding anything to the contrary in Section 29 of the Lease, Landlord agrees not to unreasonably withhold its consent to a sublease by Tenant of the Expansion Premises to the Existing Tenant, and Landlord agrees that no amount of rent paid by Existing Tenant under any such sublease which is in excess of the Base Rent payable by Tenant shall be required to be paid over to Landlord. In the event Tenant subleases any space to Existing Tenant, Tenant shall provide a copy of the sublease to Tenant following the execution of such a sublease and Landlord, Tenant and Existing Tenant shall enter into a consent to sublease on Landlord’s standard form.

9.
Landlord’s Work; Condition of the Premises. Promptly following the Expansion Premises Commencement Date, Landlord, at Landlord’s sole cost and expense, shall remove the demising wall between the Existing Premises and the Expansion Premises (“Landlord’s Work”); provided that Landlord shall not be required to perform Landlord’s Work (with respect to the applicable portion of the demising wall adjacent to the subleased portion of the Demised Premises) if Tenant subleases the Expansion Premises to the Existing Tenant as of the Expansion Premises Commencement Date. With the exception of Landlord’s Work, Landlord and Tenant agree that Landlord has no obligation to construct any improvements to the Existing Premises or the Expansion Premises. With the exception of Landlord’s Work and the Tenant Work described in Exhibit B-1 (attached hereto and subject to the express terms of the Lease and this Amendment), TENANT CURRENTLY OCCUPIES AND ACCEPTS THE EXISTING PREMISES IN ITS “AS IS”, “WHERE IS” CONDITION AND UPON THE EXPANSION PREMISES COMMENCEMENT DATE, SUBJECT TO COMPLETION OF THE LANDLORD WORK AND THE TENANT WORK, SHALL ACCEPT THE EXPANSION PREMISES IN ITS “AS IS”, “WHERE IS” CONDITION. In addition to the Landlord’s Work specified herein, Tenant shall have the right, to construct improvements within the Existing Premises and following the Expansion Premises Commencement Date, the Expansion Premises, including (but not limited to) the improvements described on Exhibit B-2 attached hereto (collectively “Tenant’s Work”) in accordance with Exhibit B-1 attached hereto.

10.
Counterclaims. The Lease, as modified hereby, is hereby reaffirmed and ratified and the provisions thereof, as so modified, shall remain in full force and effect. Without limiting the generality of the foregoing, Tenant hereby certifies that, as of Tenant's execution and delivery hereof, and to the best of Tenant's knowledge, Landlord is not in default under the Lease and Tenant has no claim, defense or offset with respect to the Lease.

11.
Continued Effect. Except as expressly modified by the terms of this Amendment, the Lease shall remain in full force and effect, and will be fully binding on, and is hereby ratified by, Landlord and Tenant. In the event of any conflict between the terms of the Lease and the terms of this Amendment, the terms of this Amendment shall govern. All terms not defined in this Third Amendment shall be as defined pursuant to the terms of the Lease.

12.	Multiple Counterparts. This Third Amendment may be executed in one or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement.

13.
Brokerage. Except for Cushman & Wakefield (“Broker”), Tenant and Landlord each agree to indemnify and hold the other harmless of and from any and all loss, costs, damages, or expenses (including, without limitation, all attorneys’ fees and disbursements) by reason of any claim of or liability to any broker or person claiming through the indemnifying party and arising out of or in connection with the negotiation, execution and delivery of this Amendment. Broker will be compensated by Landlord pursuant to the terms of a separate agreement between Landlord and Broker.

14.	Authorization. Each party hereto warrants that the person signing below on such party's behalf is authorized to do so and to bind such party to the terms of this Amendment.

15.
Entire Agreement; Amendments. The Lease, as amended by this Amendment, constitutes the entire agreement of the parties relating to the subject matter of the Lease, and it supersedes all other oral or written agreements relating thereto. No term of the Lease, as amended by this Amendment, may be modified, amended, waived, or discharged, in whole or in part, except by written agreement between the parties.

16.
Contingency. The effectiveness of this Amendment is subject to Tenant obtaining the approval of its Board of Directors to its terms. For a period of seven (7) business days following the Effective Date, Tenant shall have the right to terminate and rescind this Amendment by providing Landlord with written notice of Tenant’s inability to obtain board approval of this Amendment and therein expressly electing to terminate and rescind this Amendment. If Tenant timely delivers such notice, this Amendment shall be deemed rescinded, Tenant’s election to exercise its right of first refusal with respect to the Expansion Premises shall be deemed withdrawn and the Lease shall otherwise be reinstated without giving effect to this Amendment. If Tenant obtains board approval of this Amendment or fails to timely deliver written notice to Landlord of its inability to obtain board approval of this Amendment, the foregoing termination option shall be null and void and of no further force or effect. Tenant covenants and agrees to give Landlord prompt written notice of Tenant’s board’s approval of the terms of this Amendment.

[Signatures on following page]

EXECUTED as of the dates indicated below to be effective as of the Effective Date.

LANDLORD

US INDUSTRIAL REIT III - CONTAINER,
a Texas real estate investment trust

By:    /s/ Stanley R. Alterman
Name:    Stanley R. Alterman
Title:    Executive Managing Director
Date Executed:    7/18/16

TENANT

8650 COMMERCE DRIVE, LLC,
a Mississippi limited liability company

By:    /s/ Michael Baur
Name:    Michael Baur
Title:    CEO
Date Executed:    July 6, 2016

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